Exhibit 10.2

FIRST AMENDMENT TO
SECOND LIEN TERM LOAN CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND LIEN TERM LOAN CREDIT AGREEMENT (this “Amendment”), effective as of the 6th day of December, 2011 (the “First Amendment Effective Date”), is entered into by and among MAGNUM HUNTER RESOURCES CORPORATION, a Delaware corporation (the “Borrower”), the Guarantors party hereto (the “Guarantors”), the Lenders party hereto (the “Lenders”) and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders and the Administrative Agent entered into that certain Second Lien Term Loan Credit Agreement dated September 28, 2011 (as amended or restated from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement; and

WHEREAS, said parties are willing to so amend the Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Guarantors, the Lenders and the Administrative Agent agree as follows:

1. Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2. Amendments to Section 1.01.

(a)	Section 1.01 of the Credit Agreement is hereby amended to delete the definition of “EBITDAX” in its entirety and substitute the following therefor:

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period calculated on a trailing four quarter basis plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income Taxes, depreciation, depletion, amortization, expenses associated with the exploration of Oil and Gas Properties, all non-cash charges and adjustments (including stock-based compensation, impairment of asset values, non-cash adjustments to derivative carrying values, non-cash adjustments to asset retirement obligations and other similar items as from time to time required under GAAP) and all non-recurring expenses, minus all non-cash income added to Consolidated Net Income.  Notwithstanding the foregoing, EBITDAX shall be Consolidated Net Income plus the aforementioned expenses or charges (i) for the most recently ended quarter multiplied by four (4) with respect to the quarter ending December 31, 2011, (ii) for the most recently ended two (2) quarters multiplied by two (2) with respect to the quarter ending March 31, 2012, and (iii) for the most recently ended three (3) quarters multiplied by four-thirds (4/3) with respect to the quarter ending June 30, 2012.  With respect to any acquisitions completed in any fiscal quarter, EBITDAX shall be calculated on a pro forma basis as if such acquisitions had taken place as of the beginning of the quarter during which such acquisitions take place.

(b)	Section 1.01 of the Credit Agreement is hereby amended to add the following new definition in proper alphabetical order:

“First Amendment Effective Date” means December 6, 2011.

3. Amendment to Section 8.01.  Section 8.01 of the Credit Agreement is hereby amended to restate in their entirety subsections (d) and (m) thereof as follows:

“(d)           Certificate of Financial Officer - Swap Agreements.  Concurrently with the delivery of each Reserve Report hereunder and concurrently with any delivery of financial statements under Section 8.01(b), a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Borrower and each Restricted Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto, any margin required or supplied under any credit support document, and the counterparty to each such agreement; provided that each such certificate furnished concurrently with the delivery of financial statements under Section 8.01(b) shall also include the calculations described in Section 9.18(a)(i).

(m)           Production Report and Lease Operating Statements.  Within 45 days after the end of each calendar month, a report setting forth, for each calendar month during the then current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.”

4. Amendment to Section 9.01.  Section 9.01 of the Credit Agreement is hereby amended to restate in its entirety subsection (c) thereof as follows:

“(c)           Total Debt to EBITDAX.  The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) total Debt of the Borrower and the Restricted Subsidiaries as of such date to (ii) EBITDAX of the Borrower and the Restricted Subsidiaries for the trailing four quarter period then ended to exceed (A) 5.25 to 1.00 commencing with the fiscal quarter ending June 30, 2011 through the fiscal quarter ending September 30, 2011, (B) 5.00 to 1.00 for the fiscal quarter ending December 31, 2011 and (C) 4.75 to 1.00 commencing with the fiscal quarter ending March 31, 2012 and for each fiscal quarter thereafter.”

5. Amendment to Section 9.04.  Section 9.04 of the Credit Agreement is hereby amended to restate in its entirety clause (c) thereof as follows:

“(c)           without limiting the dividends permitted by Section 9.04(b), the Borrower may declare and pay cash dividends on preferred stock permitted hereunder so long as (i) no Event of Default exists at the time of, or is caused by, such payment, (ii) after giving effect to such payment, Liquidity is equal to or greater than the greater of (x) two and one-half percent (2.5%) of the Borrowing Base (as determined under the First Lien Credit Agreement) then in effect and (y) $5,000,000, and (iii) such dividends do not exceed $20,000,000 in any calendar year;”.

6. Amendment to Section 9.18.  Section 9.18 of the Credit Agreement is hereby amended to restate in its entirety clause (a)(i) thereof as follows:

“(i)           Swap Agreements in respect of commodities (A) with an Approved Counterparty and (B) the notional volumes for which (when aggregated with other commodity Swap Agreements in effect for the same periods as such Swap Agreement, other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, for each of crude oil (including natural gas liquids) and natural gas, calculated separately, (1) 80% of the reasonably anticipated production of its Total Proved Reserves for each month during the period in which such Swap Agreement is in effect, and (2) (x) 100% of the most recent production as provided in the report most recently delivered by the Borrower pursuant to Section 8.01(m) for any succeeding twenty-four month period; provided that, for any Swap Agreement executed during the last quarter of any calendar year, such period shall be extended to December 31st of the second calendar year following execution of such Swap Agreement and (y) 75% of the most recent production as provided in the report most recently delivered by the Borrower pursuant to Section 8.01(m) for any period beyond such twenty-four month period (or such extended period as provided in the foregoing proviso);”.

7. Ratification.  Each of the Borrower and the Guarantors hereby ratifies all of its respective obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as amended and modified by this Amendment.  Nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Borrower nor any Guarantor released from any covenant, warranty or obligation created by or contained herein or therein.

8. Representations and Warranties.  The Borrower and Guarantors hereby represent and warrant to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower and Guarantors, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower and Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof (except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date), (d) no Default or Event of Default exists under the Credit Agreement or under any Loan Document as of the First Amendment Effective Date and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower and Guarantors.

9. Conditions to Effectiveness.  This Amendment shall be effective on the First Amendment Effective Date upon satisfaction of the following conditions:

(a)	the Borrower, the Guarantors and Required Lenders shall have executed and delivered to the Administrative Agent counterparts of this Amendment; and

(b)
the Borrower shall have paid to the Administrative Agent and the Lenders all fees and expenses that are required pursuant to Section 13 of this Amendment or otherwise due in connection with this Amendment.

10. Counterparts.  This Amendment may be signed in any number of counterparts, which may be delivered in original, electronic or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

11. Governing Law.  This Amendment, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements under the laws of the State of New York and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of New York and of the United States.

12. Final Agreement of the Parties.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by the Credit Agreement, as amended by this Amendment.  Nothing in this Amendment, express or implied is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Amendment.

13. Payment of Fees and Expenses.  The Borrower also agrees to pay to each Lender which consents to this Amendment (by delivering to the Administrative Agent an executed counterpart hereof) by the specified consent deadline an amendment fee equal to 0.08% of such Lender’s outstanding Loans, which amendment fee shall be payable on the First Amendment Amendment Effective Date.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the First Amendment Effective Date.

BORROWER:

MAGNUM HUNTER RESOURCES
CORPORATION, a Delaware corporation

By:     /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

GUARANTORS:

PRC WILLISTON, LLC,
a Delaware limited liability company

By:           Magnum Hunter Resources Corporation,
                 its sole member

                By:           /s/ Ronald D. Ormand
                                 Ronald D. Ormand
                                Chief Financial Officer

MAGNUM HUNTER RESOURCES LP,
a Delaware limited partnership

By:           Magnum Hunter Resources GP, LLC,
                 its general partner

                By:       Magnum Hunter Resources Corporation,
                             its sole member

                             By:           /s/ Ronald D. Ormand
                                             Ronald D. Ormand
                                            Chief Financial Officer

MAGNUM HUNTER RESOURCES GP, LLC,
a Delaware limited liability company

By:     Magnum Hunter Resources Corporation,
           its sole member

By:     /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

TRIAD HUNTER, LLC,
a Delaware limited liability company

By:     /s/ Ronald D. Ormand
Ronald D. Ormand
Vice President

EAGLE FORD HUNTER, INC.,
a Colorado corporation

By:     /s/ Ronald D. Ormand
Ronald D. Ormand
Secretary

MAGNUM HUNTER PRODUCTION INC.,
a Kentucky corporation

By:     /s/ Ronald D. Ormand
Ronald D. Ormand
Chief Financial Officer

NGAS HUNTER, LLC

By:     /s/ Ronald D. Ormand
Ronald D. Ormand
Vice President and Treasurer

MHR CALLCO CORPORATION,
a corporation existing under the laws of the Province of Alberta

By:     /s/ Ronald D. Ormand
Ronald D. Ormand
Vice President

MHR EXCHANGECO CORPORATION,
a corporation existing under the laws of the Province of Alberta

By:     /s/ Ronald D. Ormand
Ronald D. Ormand
Vice President

WILLISTON HUNTER CANADA, INC.,
a corporation existing under the laws of the Province of Alberta

By:     /s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

WILLISTON HUNTER INC.,
a Delaware corporation

By:     /s/ Ronald D. Ormand
Ronald D. Ormand
Executive Vice President and Chief Financial Officer

WILLISTON HUNTER ND, LLC, a Delaware limited liability company By: /s/ Ronald D. Ormand Ronald D. Ormand Vice President and Treasurer

ADMINISTRATIVE AGENT AND LENDER: CAPITAL ONE, NATIONAL ASSOCIATION By: /s/ Nancy M. Mak Nancy M. Mak Vice President

LENDER: BMO HARRIS FINANCING, INC. By: /s/ Gumaro Tijerina Gumaro Tijerina Director

LENDER: CITIBANK, N.A. By: /s/ Don Dimitrievich Don Dimitrievich Vice President

LENDER: DEUTSCHE BANK TRUST COMPANY AMERICAS By: /s/ Michael Getz Michael Getz Vice President By: /s/ Carin Keegan Carin Keegan Director

LENDER: UNIONBANCAL EQUITIES, INC. By: /s/ John W. Schmidt John W. Schmidt Vice President By: /s/ Margaret Elower Margaret Elower Vice President

LENDER: SUNTRUST BANK, N.A. By: /s/ Gregory C. Magnuson Gregory C. Magnuson Vice President